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                                                                    EXHIBIT 12.1

SUMMIT PROPERTIES INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
THREE MONTHS ENDED MARCH 31, 2002
(Dollars in thousands)

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
Earnings:
       Income before minority interest of common unitholders in Operating Partnership and
         dividends to preferred unitholders in Operating Partnership ....................        $ 9,135
       Interest:
          Expense incurred ..............................................................          9,055
          Amortization of deferred financing costs ......................................            309
          Rental fixed charges ..........................................................             90
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          Total .........................................................................        $18,589
                                                                                                 =======


Fixed charges:
       Interest expense .................................................................        $ 9,055
       Interest capitalized .............................................................          2,455
       Dividends to preferred unitholders in Operating Partnership ......................          3,105
       Rental fixed charges .............................................................             90
       Amortization of deferred financing costs .........................................            309
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          Total .........................................................................        $15,014
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Ratio of earnings to fixed charges ......................................................           1.24
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